Exhibit 99.1
800 CANAL STREET LIMITED PARTNERSHIP
Financial Statements
as of and for the years ended
December 31, 2010 and 2009

800 CANAL STREET LIMITED PARTNERSHIP
December 31, 2010 and 2009
TABLE OF CONTENTS

Report of Independent Auditors
To the Partners of
800 Canal Street Limited Partnership
In our opinion, the accompanying balance sheets and the related statements of operations, of changes in partners’ equity and of cash flows present fairly, in all material respects, the financial position of 800 Canal Street Limited Partnership, at December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ Pailet, Meunier and LeBlanc L.L.P.
Metairie, Louisiana
June 8, 2011

800 CANAL STREET LIMITED PARTNERSHIP
BALANCE SHEETS
December 31, 2010 AND 2009

	2010	2009
ASSETS

Current assets
Cash and cash equivalents	$234,454	$349,065
Accounts receivable	218,146	283,954
Prepaid expenses and other assets	205,595	112,274

Total current assets	658,195	745,293
Restricted cash	616,688	268,009
Investments in Hotel, net	23,652,313	24,734,360
Deferred loan costs	—	67,097

Total Assets	$24,927,196	$25,814,759

LIABILITIES AND PARTNERS’ EQUITY

Current liabilities
Accounts payable	$732,623	$901,620
Advance deposits	126,922	195,223
Accrued expenses	2,029,344	1,592,177
Current portion of debt	13,059,874	13,059,874
Current portion of note payable	2,095,404	1,894,463

Total current liabilities	18,044,167	17,643,357
Debt	637,500	675,000
Related party debt	15,238,948	14,615,356

Total liabilities	33,920,615	32,933,713

Partners’ Equity	(8,993,419)	(7,118,954)

Total Liabilities and Partners’ Equity	$24,927,196	$25,814,759

See notes to financial statements.

800 CANAL STREET LIMITED PARTNERSHIP
STATEMENTS OF OPERATIONS
December 31, 2010 AND 2009

	2010	2009
Revenues
Rooms	$7,649,133	$5,019,809
Food and beverage and other income	2,902,588	2,543,679

Total Revenues	10,551,721	7,563,488

Operating Expenses
Rooms	2,239,081	1,631,713
Food and beverage	996,381	898,161
General and administrative	1,246,748	1,043,170
Repairs and maintenance	504,676	492,537
Utilities	479,919	427,445
Marketing	1,384,023	1,022,312
Management fees	370,737	252,870
Property taxes and insurance	587,252	721,784
Depreciation and amortization	1,259,562	1,243,965
Ground lease	1,008,183	758,197
Other expenses	583,412	609,045

Total Operating Expenses	10,659,974	9,101,199

Net Operating Loss	(108,253)	(1,537,711)

Other Income and (Expenses)
Interest Income	2,640	112
Interest and loan cost expenses	(1,768,852)	(1,718,241)

Net Loss	$(1,874,465)	$(3,255,840)

See notes to financial statements.

800 CANAL STREET LIMITED PARTNERSHIP
STATEMENTS OF CHANGES IN PARTNERS’ EQUITY
December 31, 2010 AND 2009

	Contributed		Retained
	Capital	Distributions	Earnings (Deficit)	Total
Balance at January 1, 2009	$6,650,289	$—	$(10,513,403)	$(3,863,114)

Net loss	—	—	(3,255,840)	(3,255,840)

Balance at December 31, 2009	6,650,289	—	(13,769,243)	(7,118,954)

Net loss	—	—	(1,874,465)	(1,874,465)

Balance at December 31, 2010	$6,650,289	$—	$(15,643,708)	$(8,993,419)

See notes to financial statements.

800 CANAL STREET LIMITED PARTNERSHIP
STATEMENTS OF CASH FLOWS
December 31, 2010 AND 2009

	2010	2009
Cash flows from Operating Activities:
Net Loss	$(1,874,465)	$(3,255,840)
Adjustments to net loss:
Depreciation	1,171,614	1,143,320
Amortization of deferred loan costs	87,947	100,645
Changes in assets and liabilities:
Accounts receivable	65,808	(67,578)
Prepaid expenses and other assets	(93,321)	(37,955)
Accounts payable	(59,012)	562,753
Accrued expenses	344,992	392,751

Net Cash Used in Operating Activities	(356,437)	(1,161,904)

Cash Flows from Investing Activities:
Improvements and additions to investments in hotels	(89,566)	(794,105)
Change in restricted cash	(348,679)	690,164

Net Cash Used in Investing Activities	(438,245)	(103,941)

Cash Flows from Financing Activities:
Proceeds from long term debt	—	337,500
Principal payments on long-term debt	(37,500)	—
Proceeds from related-party loans	164,419	419,514
Loan extension fees	(20,850)	—
Interest accrued related-party loans	574,002	599,504

Net Cash Provided (Used) by Financing Activities	680,071	1,356,518

Net increase (decrease) in cash and equivalents	(114,611)	90,673
Cash and equivalents, beginning of year	349,065	258,392

Cash and equivalents, end of year	$234,454	$349,065

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$1,193,014	$1,031,714
See notes to financial statements.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE A — NATURE OF THE BUSINESS
800 Canal Street Limited Partnership (the “Partnership”) was formed on August 13, 1991 for the purpose of leasing, developing and operating the building known as the D. H. Holmes building at 800 Iberville Street, New Orleans, Louisiana (the “Building”). The Building was developed into a hotel comprised of 251 units with 8,500 square feet of meeting space, and approximately 22,000 square feet of commercial retail space located on real property leased by the Partnership from Canal Street Development Corporation (“CSDC”), wholly owned by the Office of the Mayor of the City of New Orleans. The hotel began operations in April 1995.
The Investor Limited Partner is Chevron U.S.A., Inc. (“CUSA”) and the General Partner is Historic Restoration, Inc. (“HRI”).
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The financial statements are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.
Cash and Cash Equivalents
For purposes of the statement of cash flows, cash and cash equivalents represent unrestricted deposits in financial institutions. The Partnership considers all unrestricted investment instruments purchased with original maturities of three months or less to be cash equivalents. At December 31, 2010 and 2009, there were no cash equivalents.
Impairment of Long-Lived Assets
The Company has adopted Accounting Standards Codification No. 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2010.

800 CANAL STREET LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Property and Equipment
Property and equipment are recorded at cost. Major additions and improvements are capitalized, while items which do not extend the useful lives of the assets are expensed currently. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, using the straight-line method. The estimated service lives range from 7 to 39 years.
Rental Income
Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating leases.
Income Taxes
No provision or benefit for income taxes has been included in these financial statements. Taxable income or loss passes through to, and is reportable by, the partners individually.
Amortization of Deferred Loan Costs
Refinancing costs incurred in 1999 and 2000 are being amortized over a period of ten years on a straight-line basis.
Prepaid Expenses and Other Assets
Prepaid expenses include prepaid insurance, prepaid licenses, and other prepaid expenses. As of December 31, 2010 and 2009, prepaid expenses totaled $183,175 and $89,088, respectively. Other assets include inventories totaling $22,420 and $23,185 as of December 31, 2010 and 2009, respectively, and consist of food, beverage and supplies. Inventories are stated at lower of cost (first-in, first-out) or market.
NOTE C — CONCENTRATION OF CREDIT RISK
The Company maintains its cash balances in a bank located in Louisiana. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. At December 31, 2010 and 2009, the Partnership’s cash balances in excess of FDIC limits, which are not insured by the FDIC, amounted to $303,225 and $79,065, respectively.

800 CANAL STREET LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE D — USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
NOTE E — PARTNERS’ CAPITAL CONTRIBUTIONS
In accordance with the Partnership Agreement, the Investor Limited Partner made capital contributions totaling $5,000,000 of which $600,000 was paid on the admission date and $2,000,000 was paid on the date of project completion (April 1995). The balance of the contribution was paid pursuant to four promissory notes of $600,000 each paid over the subsequent four years on the anniversary date of completion of the project. Capital contributions were increased due to a positive historic credit timing adjusted, in the amount of $380,398. The capital contributions of the Investor Limited Partner were increased by $0.90 for each $1.00 of the positive historic credit difference. The final payment, in the amount of $780,398, was made in 1999.
The General Partner made a capital contribution of $1 on the admission date, in accordance with the Partnership Agreement.
NOTE F — WYNDHAM HOTEL FRANCHISE AGREEMENT
The Partnership entered into a Franchise Agreement with Wyndham Hotels and Resorts, LLC on October 22, 2008 for the establishment and operation of an upscale and luxury full-service and select service hotel, bearing the trade name “Wyndham”. As the franchisee, the Partnership is licensed and obligated to maintain and operate the hotel as a Wyndham Hotel in a manner compliant with the agreement. The agreement expires on October 21, 2028.
The hotel must comply with each and every standard, specification, policy and procedure of the system to maintain the consistency of high quality and guest service of Wyndham Hotels and to enhance public acceptance of, and demand for, Wyndham Hotels.
This agreement does not entitle the Partnership to any protected territory, territorial rights or exclusive area. The Wyndham Companies have and retain the right to own, develop and operate, and to license others to develop and operate hotels and lodging facilities, timeshare or vacation ownership resort properties, restaurants or other business operations under the Wyndham name at any location, including locations adjacent, adjoining or prximate to this approved location.

800 CANAL STREET LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE F — WYNDHAM HOTEL FRANCHISE AGREEMENT (CONTINUED)
Royalty
As a condition to the continuing use of the proprietary marks and the system, the Partnership shall pay the Wyndham Companies a continuing monthly royalty fee accruing from and after the opening date and continuing during the term in an amount equal to five percent of the gross room revenues of the hotel, as defined in the Franchise Agreement.
Marketing and Global Sales Fees
The Partnership will pay to the Wyndham Companies a monthly amount equal to three percent of the gross room revenues of the hotel accruing from and after the opening date as a contribution to the central marketing fund. The rate may be increased periodically to an amount consistent with the central marketing fund allocation for all Wyndham Hotels.
Reservation Systems Fees
Reservation system fees will accrue from and after the opening date in an amount equal to the allocated reservation center cost per reservation charged to all Wyndham Hotels. The current reservations system fees are as follows:

FEE	AMOUNT
Wyndham.com bookings	$3.50
Other travel website bookings	$3.75
GDS and other electronic bookings	$9.75
Voice reservations to reservation number	$11.50
Voice reservations to Centralized Property	$2.25 + $1.25 per net reservation
Property Reservation Office	$7.50
Go Lead Referral Fee	10% of Gross Room Revenues

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE F — WYNDHAM HOTEL FRANCHISE AGREEMENT (CONTINUED)
Other Fees and Charges
The Partnership shall pay all fees and charges for “Mandated Central Services” and for any optional central services offered by the Wyndham Companies. The current services and their fees are as follows:

FEE	AMOUNT
Reservation Start-Up Fee	$4,500
Property Management System Support Fee	$30 — $40 per room plus $300 — $1,200 per software interface per year
Wide Area Network Charge	Varies based on size and location
Wyndham MIS Fee	$66.41 per room per year
National Leadership Conference Fee	Hotel’s allocable share of meeting costs
Loyalty Program Charge	5% of total revenues from each member’s stay
On-Property Delivery Costs	Per member per room night: $5.50 for free amenities and $.35 for free long distance
Corporate Training Fee	$28 per room per year
Centralized Travel Agent Commissions	Minimum of 10% on room rate
Centralized Processing Fee	$45.83 per month, plus $.40 per transaction
Member Benefits Program Commission	5% of Gross Room Revenues
Wyndham Custom Care	$40 per guest complaint
Quality Assurance Inspection Fees	$4,400
Revenue Management Services Fees	$270 — $670 per month
Centralized SDD Jazz Call License & Maintenance Fee	$2.35 per room per month for License Fee (Maximum $450) and $.56 per room per month for Maintenance Fee
Distribution Technology Fee	$4.00 per room per year
NOTE G — LONG TERM LIABILITIES
Mortgage Payable — MONY Life Insurance Company
In August of 2000, the Partnership borrowed $15,300,000 from MONY Life Insurance Company (“MONY”) and used the loan proceeds to pay off the mortgage indebtedness of the Partnership. The MONY loan is secured by a first mortgage on the Partnership’s leasehold interest and real property interests and a first security interest in the Partnership’s personal property. HRI, M. Pres Kabacoff, and Edward Boettner executed a limited guaranty of the loan in favor of MONY.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE G — LONG TERM LIABILITIES (CONTINUED)
On October 23, 2007, the Partnership and MONY entered into a loan modification agreement pursuant to which the interest rate was reduced from 9.14% to 8.50% effective October 23, 2007 and the monthly payments beginning November 1, 2007 through August 1, 2010 would be interest only. The maturity date remained September 1, 2010, but MONY agreed that the Partnership had the right to prepay the loan without penalty.
On October 1, 2009, the Partnership and MONY entered into an additional loan modification agreement pursuant to which the pay rate on the loan was reduced from 8.50% to the greater of (i) 4.50%, interest only, or (ii) excess cash flow for the period October 1, 2009 through December 31, 2010. The original maturity date of September 1, 2010. was further extended to September 1, 2011.
At December 31, 2010 and 2009, the principal balance amounted to $13,022,374 and $13,022,374, respectively. The accrued interest balance as of the same dates amounted to $91,317 and $177,430, respectively.
Note Payable to Sonesta Louisiana Hotels Corporation
In connection with the restructuring of the MONY loan, the Partnership and Sonesta Louisiana Hotels Corporation (“Sonesta”) terminated the hotel management agreement dated May 6, 1993 and the garage management agreement dated the same date. On October 23, 2007, the Partnership paid to Sonesta the sum of $1,500,000 in satisfaction of all liabilities of the Partnership to Sonesta and its affiliates.
In connection with the termination of the hotel management agreement, the Partnership also executed a promissory note in the amount of $1,600,000 payable to Sonesta. The interest rate is eight percent per annum compounded annually and payment is subordinate to the MONY loan. The Partnership is obligated to make payments to the extent of available excess cash flow, as defined in the hotel management agreement between the Partnership and HRIL dated October 23, 2007. The Partnership also agreed to make a payment to Sonesta in the amount of $300,000 in the event that the Partnership sold the hotel for a purchase price in excess of $25,000,000. No payments were made in 2010 or 2009.
Per the terms of the note agreement, principal and accrued interest were due on September 1, 2010. Shortly after the due date, Sonesta contacted the Partnership, demanding payment of the outstanding balance. The Partnership asserted that the note had not matured due to its subordination to the MONY loan which had been extended to September 1, 2011. Prior to year end Sonesta filed a lawsuit against the Partnership for payment of all amounts due including interest from the original maturity date through year end at the default interest rate. The Partnership is vigorously defending its position and as such has recorded interest payable through year end at the rate of eight percent. Accrued interest as of December 31, 2010 and 2009 amounted to $495,405 and $294,464, respectively.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE G — LONG TERM LIABILITIES (CONTINUED)
Wyndham Development Incentive Note
In concurrence with the Franchise Agreement executed on October 22, 2008, the Partnership entered into a loan agreement with Wyndham Hotels and Resorts, LLC (“Wyndham”) in the amount of $750,000. The note bears no interest unless the Partnership defaults or the note is accelerated due to the termination or transfer of the license granted under the Franchise Agreement. If the note is accelerated and not paid within ten days of when it is due, the outstanding principal balance shall bear interest at a rate equal to the lesser of 18% per annum or the highest rate allowed by applicable law from its due date until paid.
On each anniversary of the Franchise Agreement, one-twentieth of the original principal amount will be forgiven without payment. The Partnership has the right to prepay the note, in whole or in part, at any time, without premium or penalty. The principal balance as of December 31, 2010 and 2009 amounted to $675,000 and $712,500, respectively. No interest has accrued on this note.
Scheduled maturities of long-term debt are as follows:

2010	$14,659,874
2011	37,500
2012	37,500
2013	37,500
2014	37,500
Thereafter	487,500

Total	$15,297,374

NOTE H — RELATED PARTY TRANSACTIONS
Development Fee
The Partnership has incurred total development fees in the amount of $5,721,719 payable to HRI for services rendered to the Partnership for overseeing the development of the project.
As of December 31, 2010 and 2009, the development fees have been earned and remain unpaid. Interest in the amount of $6,419,482 and $6,176,309, respectively, has been accrued on the outstanding balance of development fees as of December 31, 2010 and 2009.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE H — RELATED PARTY TRANSACTIONS (CONTINUED)
Management Fees
On October 23, 2007, the Partnership entered into a management agreement with HRI Lodging, Incorporated (“HRIL”), an affiliate of the General Partner. HRIL agreed to operate the Hotel as a high quality, first-class hotel and to provide or cause to be provided all activities in connection therewith which are customary and usual to such an operation, to the extent consistent with the facilities provided by the owner from time to time.
As agent for the Partnership, HRIL will have absolute control and discretion in the management and operation of the Hotel and of all properties and funds relating thereto. Control and discretion will include the use of the Hotel for all customary purposes, and will permit HRIL to do the following:
(1)	Employ, pay, supervise and discharge all employees and personnel, including the general manager of the Hotel, any or all of whom shall be employees of the Partnership or of the HRIL; provided, however, that the employees of the Hotel will not include any persons who are properly the personnel of the HRIL’s central office. At least 51% of the jobs on a full-time equivalent basis created in the Hotel will be held by low and moderate income persons, and to the extent possible, all jobs will be held by residents of Orleans Parish;

(2)	Supervise and maintain complete books and records;

(3)	Make or cause to be made all ordinary and necessary repairs to the Hotel, so that it will be adequately maintained as a high quality hotel;

(4)	Negotiate and enter into service contracts which HRIL deems necessary in the ordinary course of business in operating the Hotel;

(5)	Purchase furnishings and equipment, consumable supplies and working capital which are appropriate for the maintenance ad operation of the Hotel;

(6)	Determine the charges to be made for guest and function rooms, commercial space privileges, entertainment, recreation facilities and food and beverages and all other services of the Hotel;

(7)	Determine and carry out the labor policies of the Hotel;

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE H — RELATED PARTY TRANSACTIONS (CONTINUED)
(8)	Determine and carry out all phases of promotion and publicity; and

(9)	Negotiate and enter into leases, sub-leases, licenses and concession agreements for commercial space and services at the Hotel, subject to the Partnership’s prior written approval.
As remuneration for its services, HRIL will be entitled to a management fee equal to 4% of gross revenues (excluding (a) 65% of parking revenue received by the hotel under the hotel parking lease; and (b) rent from the commercial space).
Payment of the HRIL management fee is subordinate to payment of MONY’s debt service, and the fee may not be paid out of any reserve during a period when the debt service reserve is being replenished. MONY will allow unpaid management fees to accrue (without interest) and be paid once cash flow after debt service, rent, tax and insurance escrow payments and funds necessary to replenish the debt service reserve are sufficient to repay the accrued management fees. HRIL’s management agreement is terminable upon sale and/or a default under the MONY mortgage and is subordinate to MONY’s mortgage.
Management fees of $370,737 and $252,870 were earned in 2010 and 2009, respectively; $830,087 and $472,485 are payable as of the years ended December 31, 2010 and 2009, respectively.
Due to Affiliates
As of December 31, the Partnership has payables to affiliates in the following amounts::

Advances from HRI	$175,000	$75,000
Advances from HRIL	50,000	50,000
Advances from HCI Construction, Inc.	300,000	300,000
Due to South Peters Hotel Investors	83,914	19,495

Total	$608,914	$444,495

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE H — RELATED PARTY TRANSACTIONS (CONTINUED)
Notes Payable — Related Parties
Notes payable to related parties represents loans made by HRI and CUSA in the amounts of $1,267,000 and $533,000, respectively. The loans are payable solely from Partnership cash flow. The simple interest rate on both of the notes is 12% per annum. The amounts payable as of December 31, 2010 are as follows:

Notes Payable — HRI	$1,267,000	$1,267,000
Accrued Interest — HRI	484,862	332,822
Notes Payable — CUSA	533,000	533,000
Accrued Interest — CUSA	203,971	140,011

Total	$2,488,833	$2,272,833

NOTE I — PARTNERSHIP PROFITS AND LOSSES AND DISTRIBUTIONS
Profits and losses are allocated two-thirds to HRI and one-third to CUSA. Operating cash flow and sale and refinancing proceeds are distributed two-thirds to HRI and one-third to CUSA. However, the partner loans made by HRI and CUSA in connection with the October 23, 2007 restructuring of the MONY loan and change in management of the hotel are paid prior to distributions of operating cash flow and sale and refinancing proceeds are distributed to the HRI and CUSA. The Partnership shall use the first $367,000 of operating cash flow and sale or refinancing proceeds to make a payment to HRI on the partner loan of $1,267,000 made by HRI to the Partnership. Thereafter the Partnership shall use operating cash flow and sale or refinancing proceeds to make payments on the partner loans made by HRI and CUSA pari passu based on the respective balances of the partner loans.
NOTE J — LEASE AGREEMENTS
Hotel Lease
On December 1, 1989, HRI and CSDC entered into a 99-year lease agreement for the Building. HRI subsequently assigned its interest in the lease to the Partnership.
Under the hotel lease, the Partnership is required to pay several different types of rent as follows: Fixed Rent, Percentage Rent, Additional Rent, Base Commercial Rent Participation, Revenue Sharing Rental and Air Rights Rent. The concepts of Fixed Rent, Percentage Rent and Revenue Sharing Rental pertain

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE J — LEASE AGREEMENTS (CONTINUED)
primarily to the hotel. The concepts of Base Commercial Rent Participation and Additional Rent pertain to the commercial space. The hotel lease also includes rental concepts, such as Deferred Rent, Carrying Costs Rent and Landlord Administrative Expenses, but such categories of rent are not effective as long as the hotel and commercial space are operating and debt service payments under the mortgage loan are being made.
(1)	Fixed Rent: Commencing with the Rental Commencement Date of December 1, 1989 and continuing until the end of the term. Rent is payable on a monthly basis as follows:
(a)	Year one — $259,200 for the year;

(b)	Years two through the expiration or termination of the lease, Fixed Rent shall be adjusted annually (but not decreased) commencing on the first anniversary of the rental commencement date in accordance with the CPI adjustment and Fixed Rent appraisal provisions of the Hotel Lease; and

(c)	Year sixteen (16) and thereafter, Fixed Rent is tied to market value by appraisal. The Hotel will be appraised every ten (10) years.

The Partnership is entitled to a monthly reduction in Fixed Rent equal to one-half (1/2) of the monthly base rent payable (Corner Lot Lease) and actually paid by the Partnership to Mercier Realty & Investment Company (“MRIC”) for the use of an unimproved lot located on the southeastern corner of Dauphine and Iberville Streets.
For the years ended December 31, 2010 and 2009, Fixed Rent in the amount of $224,325 and $218,000, respectively, was expensed by the Partnership.
(2)	Percentage Rent: Commencing with year six, or December 1, 1999, a Percentage Rent in the amount of six percent of gross income as defined in the hotel lease, in excess of $6,500,000 (the “Percentage Rent Threshold Level”). The Percentage Rent Threshold Level may be increased after year six, but only if Fixed Rate has exceeded $390,000.
For the years ended December 31, 2010 and 2009, Percentage Rent in the amount of $280,370 and $0, respectively, was expensed by the Partnership.
(3)	Revenue Sharing Rent: Beginning in 2000, Revenue Sharing Rent is due in an amount equal to fifteen percent of net cash flow (as defined in the hotel lease) for the Building each quarter.
For the years ended December 31, 2010 and 2009, no Revenue Sharing Rent was expensed by the Partnership..

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE J — LEASE AGREEMENTS (CONTINUED)
(4)	Base Commercial Rent Participation: Commencing August 30, 2000, the Partnership is required to pay forty-one (41%) percent of net commercial income, including base and percentage rent, received from third parties which sublease commercial space. At December 31, 2010, the Partnership had the subtenants described in this Note K.
For the years ended December 31, 2010 and 2009, Base Commercial Rent in the amount of $155,316 and $210,043, respectively, was expensed by the Partnership.
(5)	Air Rights Rent: The Partnership is required to pay CSDC Air Rights Rent in the amount of $380 per month commencing on the rental commencement date (December 1, 1989). Beginning December 1, 1998, the rent will increase fifteen percent every five years.
For the years ended December 31, 2010 and 2009, Air Rights Rent in the amount of $6,004 and $6,004, respectively, was expensed by the Partnership.
(6)	Bilten (formerly Salmen) Property Lease: The original lease commenced January, 1981, and has been extended multiple times since. The current term ends in December 2015 and can be extended by 15 more five-year extensions November, 2088.
For the years ended December 31, 2010 and 2009, Bilten Rent in the amount of $82,128 and $82,128, respectively, was expensed by the Partnership.
(7)	Landlord Administrative Expenses (LAE): CSDC shall receive a certain minimum amount of annual revenue for Landlord Administrative Expenses. LAE shall not be payable in addition to any rent (other than carrying costs rent) unless the sum of such annual rent payments (excluding carrying costs rent) total less than $73,615 per year, or unless there is an event of foreclosure under the subordinating mortgage.
For the years ended December 31, 2010 and 2009, no Landlord Administrative Expenses were expensed by the Partnership.
(8)	Land Lease (Corner Lot Lease): In connection with the original hotel lease, HRI leased the lot at the southeast corner of Dauphine and Iberville Streets from MRIC. HRI assigned its interest in the lease to the Partnership. The lease had an initial term of 10 years commencing on January 1, 1993, with 8 renewal options, each for an additional 10 years, and a final renewal option for 74 months. The Partnership exercised the first 10 year renewal option for a term ending December 31, 2012. The Partnership shall pay a minimum guaranteed rent under the land lease agreement to MRIC. Annual rent shall be increased annually by the CPI factor as outlined in the lease agreement.
For the years ended December 31, 2010 and 2009, Land Lease Rent in the amount of $20,274 and $19,712, respectively, was expensed by the Partnership.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE J — LEASE AGREEMENTS (CONTINUED)
Under the Hotel Lease, CSDC and the Partnership agreed to modify the rent structure on a temporary basis as follows:
1.	The term “Temporary Adjustment Period” shall mean the period from October 23, 2007 through the earlier to occur of: (a) December 31, 2014, or (b) the date on which the interest of the Partnership under the hotel lease is sold or otherwise transferred to a third party that is not an affiliate of HRI. The term “Deferred Rent” shall mean the difference between the actual rent paid under the hotel lease during the Temporary Adjustment Period, and the amount of rent that would have been due if the temporary reductions had not occurred, plus interest at a rate equal to six percent per annum beginning in the year 2014;

2.	For the Temporary Adjustment Period, the Fixed Rent shall be as follows: (a) commencing on October 23, 2007 the Fixed Rent was reduced by $124,000 per year (the amounts the Partnership pays for Air Rights Rent and under the Corner Lot Lease and the Bilten Lease), which will result in a new Fixed Rent equal to $218,000, and (b) on January 1 of each year from 2009 through 2014, the Fixed Rent shall be increased by the lesser of (i) the product of multiplying the Fixed Rent by two and one half percent or (ii) the CPI adjustment as described in the hotel lease. After the Temporary Adjustment Period, the Fixed Rent will be restored to the amount that it would have been if the temporary reductions had not occurred;

3.	In lieu of the appraisal adjustments as set forth in the hotel lease, the adjustments required by that section shall be made pursuant to the following procedure. On each adjustment date, the average of the total Fixed Rent and Percentage Rent paid by the Partnership over the three year period prior to the adjustment date will be calculated. The Fixed Rent commencing on the adjustment date will be eighty percent of that average, and the Percentage Rent Threshold Level shall be recalculated as of the adjustment date dividing the new Fixed Rent by six percent;

4.	During the Temporary Adjustment Period, (a) the percentage used to calculate Percentage Rent shall be changed from six percent to five percent, (b) the Percentage Rent Threshold Level will be calculated on an annual basis by dividing the sum of $124,000 plus the Fixed Rent in effect for such year, by five percent, and (c) for purposes of calculating Percentage Rent, gross income shall include net revenues from telephone, but shall not include parking or garage related revenues and rent paid by the subtenants of the commercial space. After the Temporary Adjustment Period, the current Percentage Rent provisions of the hotel lease shall again apply, with the sole exception that the Percentage Rent Threshold Level shall be increased from $6,500,000 to $8,000.000;

5.	During the Temporary Adjustment Period only, the rent structure of the Hotel Lease does not include Revenue Sharing Rental;

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE J — LEASE AGREEMENTS (CONTINUED)
6.	Base Commercial Participation Rent and Additional Rent are not to be modified;

7.	The sale participation option, whereby CSDC may share in any net proceeds of a sale or refinancing, is deleted;

8.	All unpaid Deferred Rent shall become due and payable upon the sale of the hotel and garage by the Partnership; provided, however that such unpaid Deferred Rent shall be paid only to the extent that the net proceeds of such sale (gross proceeds minus transaction expenses of not more than five percent) exceed $25,000,000. If the hotel and garage are sold by the Partnership for net proceeds of less than $25,000,000, in a bona fide, arms length transaction with an unaffiliated third party, then the obligation to pay the Deferred Rent shall terminate; and

9.	In the event that the Partnership has not sold the hotel and garage by the year 2028, all interest on the Deferred Rent that has accrued from 2014 to 2028 shall be added to the Deferred Rent, and the recalculated Deferred Rent shall become due and payable as follows: the Partnership shall pay the Deferred Rent plus interest at the rate of six percent per annum, along with the revenue sharing rental, in equal quarterly payments of principal and interest, over fifteen years, from the net cash flow (as defined in the Hotel Lease) that the Partnership would have otherwise collected (the “Quarterly Deferred Rent Payment”). If, in any quarterly period before the Deferred Rent is repaid in full, there is insufficient net cash flow to make any portion of the Quarterly Deferred Rent Payment, then the portion of the Quarterly Deferred Rent Payment that the Partnership does not make shall be added to the Deferred Rent and a new amortization schedule for the remaining Quarterly Deferred Rent Payments shall be calculated based upon the number of payment periods remaining in the fifteen-year amortization as of that period.
Parking Lease
On September 15, 1993, HRI and CSDC entered into a lease agreement for 150 parking spaces located in the Holmes Garage, adjacent to the hotel. HRI subsequently assigned its interest to the Partnership. The primary term expired on May 5, 2007. The Partnership has renewal options to extend the term for successive periods of 5 years each. The terms and conditions of the first option period and each subsequent option period are to be negotiated prior to the expiration of the primary term and the then current option period. The first option was exercised by the Partnership commencing on May 4, 2007.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE J — LEASE AGREEMENTS (CONTINUED)
Under the hotel parking lease, the Partnership is required to pay fixed minimum rent and percentage rent and contribute to a capital improvements fund. The annual fixed minimum rent is $250,000, plus increases in the rent and taxes which CSDC must pay to MRIC under the ground lease between MRIC and CSDC. The annual percentage rent shall be 80% of the difference between (i) net garage revenue and (ii) the sum of the MRCI increases described above and $774,451, which amount will increase by 2.50% per year. Net garage revenue is essentially revenues from operation of the garage less taxes. The monthly deposit to the capital improvements fund is the lesser of (i) the difference between the net garage revenue less the sum of operating expenses and monthly fixed minimum rent or (ii) $2,000.
For the period from October 23, 2007 through the earlier of December 31, 2014, or the date on which the Partnership assigns its interest (the “Temporary Adjustment Period”) the CSDC fixed minimum rent will be reduced from $20,833 monthly to $17,464 monthly, plus the amount of any MRCI increases. After the Temporary Adjustment Period, the CSDC fixed minimum rent will be restored to the amount that it would have been if the temporary reductions had not occurred. The term “Deferred Rent” shall mean the difference between the actual rent paid under the hotel parking lease during the Temporary Adjustment Period, and the amount of rent that would have been due if the temporary reductions had not occurred, plus interest at a rate equal to 6% per annum beginning in the year 2014.
During the Temporary Adjustment Period, percentage rent will be calculated as follows: 50% multiplied by the difference between (i) gross garage revenue and (ii) the sum of operating costs, operating expenses, insurance premiums paid by the Partnership, real estate taxes, the monthly capital improvement fund deposit, fixed minimum rent and a base management fee of $24,000 (escalated 2.5% per year).
All unpaid Deferred Rent will become due and payable upon the sale of the hotel and garage by the Partnership; provided, however that such unpaid Deferred Rent will be paid only to the extent that the net proceeds of such sale (gross proceeds minus transaction expenses of not more than 5%) exceed $25,000,000. If the hotel and garage are sold by the Partnership for net proceeds of less than $25,000,000, in a bona fide, arms length transaction with an unaffiliated third party, then the obligation to pay the Deferred Rent shall terminate.
In the event that the Partnership has not sold the hotel and garage by the year 2028, all interest on the Deferred Rent that has accrued from 2014 to 2028 will be added to the Deferred Rent, and the recalculated Deferred Rent will become due and payable as follows: the Partnership will pay the Deferred Rent plus interest at the rate of 6% per annum, in equal quarterly payments of principal and interest, over fifteen years, from the net cash flow that the Partnership would have otherwise collected. If, in any period before the Deferred Rent is repaid in full, there is insufficient net cash flow to make any portion of the quarterly deferred rent payment, then the portion of the quarterly deferred rent payment that the Partnership does not make shall be added to the deferred rent and a new amortization schedule for the remaining quarterly deferred rent payments will be calculated based upon the number of payment periods remaining in the 15-year amortization as of that period.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE J — LEASE AGREEMENTS (CONTINUED)
During 2010 and 2009, the Partnership expensed total garage rent of $243,904 and $243,904, respectively. Additionally, the Partnership expensed $24,000 each year related to the monthly deposit required for capital improvements. As of December 31, 2010, the Partnership owed CSDC deferred rent of $226,275, garage rent of $15,016 and percentage rent of $78,697. As of December 31, 2009, the Partnership owed CSDC deferred rent of $356,261.
NOTE K — COMMERCIAL SUBLEASES
Subtenant — Red Fish Grill
On August 7, 1996, the Partnership entered into a Lease with 115 Bourbon, L.L.C. (“Red Fish Grill”) for the operation of a restaurant, bar, restaurant-related catering and/or other related purposes having a character and quality similar to and consistent with that of the hotel as of the date of the execution of the Lease, with sales of food and alcoholic beverages primarily on-premises, and the kitchen, office, and support facilities necessary for this use.
The term of the Lease is for forty years and commenced on January 16, 1997.
(1)	Fixed Rents: During the term, Red Fish Grill is obligated to pay a fixed minimum rent to the Partnership on a monthly basis as follows:
(a)	Year one — $12.50 per square foot, or $8,976.92 per Lease period for a total of $116,700 annually;

(b)	Years two through ten — $12.50 per square foot or 80% of previous lease year’s combined Percentage Rent and Fixed Minimum Rent, whichever is greater, but not less than the previous Lease Year’s Fixed Minimum Rent;

(c)	Years eleven through fifteen — $15.00 per square foot or 80% of previous lease year’s combined Percentage Rent and Fixed Minimum Rent, whichever is greater, but not less than the previous Lease Year’s Fixed Minimum Rent;

(d)	Years sixteen through twenty — $17.50 per square foot or 80% of previous lease year’s combined Percentage Rent and Fixed Minimum Rent, whichever is greater, but not less than the previous Lease Year’s Fixed Minimum Rent;

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE K — COMMERCIAL SUBLEASES (CONTINUED)
(e)	Years twenty-one through twenty-five — $20.00 per square foot or 80% of previous year’s combined Percentage Rent and Fixed Minimum Rent, whichever is greater, but not less than the previous Lease Year’s Minimum Rent;

(f)	Years twenty-six through thirty — $22.50 per square foot or 80% of previous lease year’s combined Percentage Rent and Fixed Minimum Rent, whichever is greater, but not less than the previous Lease Year’s Fixed Minimum Rent;

(g)	Years thirty-one through thirty-five — $25.00 per square foot or 80% of previous lease year’s combined Percentage Rent and Fixed Minimum Rent, whichever is greater, but not less than the previous Lease Year’s Fixed Minimum Rent; and

(h)	Years thirty-six through forty — $27.50 per square foot or 80% of previous lease year’s combined Percentage Rent and Fixed Minimum Rent, whichever is greater, but not less than the previous Lease Year’s Fixed Minimum Rent.
(2)	Percentage Rent: The Tenant will pay a percentage of gross receipts (as defined in the lease) as follows:

Increment of Gross Receipts	Percentage
$0 - $3,000,000	3%
$3,000,001 - $6,000,000	5%
Excess over $6,000,000	4.5%
(3)	Operating Costs: The tenant will pay a proportionate share of all costs incurred by the Partnership for management, maintenance or capital improvements to the Building.

(4)	Real Estate Tax and Insurance Expenses: The tenant will also reimburse the Partnership for a proportionate share of expenses for real estate taxes and insurance paid.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE K — COMMERCIAL SUBLEASES (CONTINUED)
Storyville
The Partnership entered into a lease dated January 26, 1998 with Storyville District New Orleans, L.L.C. (“Storyville”) for the operation of an entertainment club having a character and quality similar to and consistent with that of the hotel, featuring live musical performances and/or other entertainment, a bar, or lounge, which may serve food and alcoholic and non-alcoholic beverages and the necessary kitchen, office, and support facilities appropriate for this use. The lease was amended by an amendment dated February 4, 2002.
The term of the Lease is for forty years commencing on May 15, 1998. Storyville has the right to terminate the lease after the tenth, fifteenth, twentieth, twenty-fifth, thirtieth, and thirty-fifth lease years. In the event Storyville’s gross receipts (as defined in the lease) for the five-year period ending with the twentieth lease year (excluding from such five-year period the two lease years with the highest and lowest gross receipts), are less than $5,500,000 per year on average, the lease shall automatically terminate at the end of the twentieth lease year.
(1)	Fixed Rent: During the term, Storyville shall pay fixed minimum rent to the Partnership on a monthly basis as follows:
(a)	Years one through three — $16.00 per square foot or $12,485 per lease period for a total of $162,305 annually;

(b)	Year four — greatest of (i) $18.00, (ii) 65% of previous lease year’s combined percentage rent and fixed minimum rent, (iii) 80% of the average combined percentage rent and fixed minimum rent for the previous three lease years, but not less than the previous lease year’s fixed minimum rent;

(c)	Years five and six — $18.00 or 65% of previous lease year’s combined percentage rent and fixed minimum rent, whichever is greater, but not less than the previous lease year’s fixed minimum rent;

(d)	Year seven — greatest of (i) $18.00, (ii) 65% of previous lease year’s combined percentage rent and fixed minimum rent, and (iii) 80% of the average combined percentage rent and fixed minimum rent for the previous three lease years, but not less than the previous lease year’s fixed minimum rent;

(e)	Years eight and nine — $18.00 or 65% of previous lease rear’s combined percentage rent and fixed minimum rent, whichever is greater, but not less than the previous lease year’s fixed minimum rent;

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE K — COMMERCIAL SUBLEASES (CONTINUED)
(f)	Year ten — greatest of (i) $18.00, (ii) 65% of previous lease year’s combined percentage rent and fixed minimum rent, (iii) 80% of the average combined percentage rent and fixed minimum rent for the previous three lease years, but not less than the previous lease year’s fixed minimum rent;

(g)	Years eleven through fifteen — $20.00 or 65% of previous lease year’s combined percentage rent and fixed minimum rent, whichever is greater, but not less than the previous lease year’s fixed minimum rent;

(h)	Years sixteen to twenty — $22.00 or 65% of previous lease year’s combined percentage rent and fixed minimum rent, whichever is greater, but not less than the previous lease year’s fixed minimum rent;

(i)	Years twenty-one to twenty-five — $24.00 or 65% of previous lease year’s combined percentage rent and fixed minimum rent, whichever is greater, but not less than the previous lease year’s fixed minimum rent;

(j)	Years twenty-six to thirty — $26.00 or 65% of previous lease year’s combined percentage rent and fixed minimum rent, whichever is greater, but not less than the previous lease year’s fixed minimum rent;

(k)	Years thirty-one to thirty-five — $28.00 or 65% of previous lease year’s combined percentage rent and fixed minimum rent, whichever is greater, but not less than the previous lease year’s fixed minimum rent; and

(l)	Years thirty-six to forty — $30.00 or 65% of the previous year’s combined percentage rent and fixed minimum rent whichever is greater, but not less than the previous year’s fixed minimum rent.
Notwithstanding the foregoing, fixed minimum rent shall be adjusted every three years beginning in year thirteen to be the greatest of (i) the dollar amount set forth above for the applicable option period, or (ii) 65% of previous lease year’s combined percentage rent and fixed minimum rent, or (iii) 80% of the average of the combined percentage rent and fixed minimum rent for the previous three lease years, but not less than the previous lease year’s fixed minimum rent.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE K — COMMERCIAL SUBLEASES (CONTINUED)
(2)	Percentage Rent: During the term, Storyville agrees to pay the Partnership a percentage rent of gross receipts as follows:

Increment of Gross Receipts	Percentage
$0 - $4,000,000	5%
$4,000,001 - $6,000,000	6%
Excess over $6,000,000	7%
(3)	Operating Costs: Storyville will pay a proportionate share of all costs incurred by the Partnership for management, maintenance or capital improvements to the building.

(4)	Real Estate Tax and Insurance Expenses: Storyville will also reimburse the Partnership for a proportionate share of expenses for real estate taxes and insurance paid.
Studio E
On July 17, 2008, the Partnership entered into a lease with Studio E, LLC (“Studio E”) for the operation of a first-class hair salon, with the retail sale of related merchandise that is customary in first-class hair salons and with the right to hang artworks on the wall for sale but only in conjunction with the primary use of the leased premises as a first-class hair salon. The term of the lease is for five years to commencing September 15, 2008. Studio E shall have one option to extend the lease term for a period of five lease years.
(1)	Fixed Rent: Studio E shall pay the Partnership as fixed minimum rent for the leased premises, the following amounts:

Years	Monthly	Annual
Initial Term	$1,500	$18,000
Extension Term	$1,725	$20,700
(2)	Operating Costs: Studio E will pay a proportionate share of all costs incurred by the Partnership for management, maintenance or capital improvements to the Building.
(3)	Real Estate Tax and Insurance Expenses: Studio E will also reimburse the Partnership for a proportionate share of expenses for real estate taxes and insurance premiums paid.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE K — COMMERCIAL SUBLEASES (CONTINUED)
(4)	Utilities: Studio E will pay the Partnership, as additional rent, a monthly charge for electrical service that is equal to $78.17 per month ($2.00 per square foot per year), which amount will be increased annually, on or before the first day of each Lease Year by three percent. Studio E will pay the Partnership, as additional rent, a monthly charge for water that is equal to $39.09 per month ($1.00 per square foot per year), which amount will be increased annually, on or before the first day of each lease year by three pecent.
NOTE L — ESCROW ACCOUNTS
In conjunction with the permanent financing provided by MONY, the Partnership agreed to the establishment of specific escrow accounts, as described below:
Tax Escrow
A tax escrow account is maintained to cover accruals for ad valorem and other real property taxes or special assessments for the Bilten and Corner Lot leaseholds. The monthly deposits to the escrow account, maintained by MONY, must be equal to one-twelfth of the estimated impositions due during any particular loan year, with an initial deposit of nine-twelfths of this amount, as determined by the lender. At December 31, 2010 and 2009, the escrow account amounted to $90,981 and $84,182, respectively.
Debt Service Reserve
As part of the restructuring, the Partnership agreed to establish a debt service reserve for the hotel and garage in the amount of any remaining cash after making the disbursements approved by MONY up to the amounts approved as uses, but not less than $750,000. At December 31, 2010 and 2009, $0 and $8, respectively, was held by MONY in the debt service reserve.
Repairs Reserve
The Partnership also agreed to establish a reserve for repairs for the hotel and garage in the amount of $883,640 less improvements completed and approved by MONY prior to restructuring of the MONY loan. At December 31, 2010 and 2009, $0 and $43, respectively, was held by MONY in the repairs reserve.
NOTE M — ADVERTISING
Advertising expense amounted to $84,983 and $36,257 in 2010 and 2009, respectively, and was expensed in the financial statements.

800 CANAL STREET LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 AND 2009
NOTE N — FACADE DONATION
The Partnership restored the facades of the Building according to approved plans and specifications. The Partnership donated the historic facades to Preservation Alliance of New Orleans, Incorporated d/b/a Preservation Resource Center of New Orleans, a Louisiana nonprofit corporation, during 1993. The value of the facade donation for income tax purposes was $3,400,000.
NOTE O — HISTORIC TAX CREDITS
The Building is listed in the National Register of Historic Places maintained by the United States Department of the Interior. The rehabilitation of the Building qualified for rehabilitation tax credits as permitted under the Internal Revenue Code of 1986, as amended. Historic Tax Credits in the amount of $6,090,547 have been recognized, and the depreciable basis of the Building has been reduced by this amount.
NOTE P — FF&E RESERVE
As part of the loan agreement with MONY, the Partnership was required to establish a reserve for replacement of furniture, fixtures and equipment comprising a part of the Building. On a monthly basis, the Partnership is required to deposit five percent of gross revenues (as defined in the agreement) into the reserve account until all amounts secured and guaranteed by the loan agreement are paid in full. As of December 31, 2010 and 2009, the balance in the reserve amounted to $462,283 and $120,152, respectively.
NOTE Q — SUBSEQUENT EVENTS
FASB Accounting Standards Codification Topic 855, Subsequent Events addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of 800 Canal Street Limited Partnership through June 8, 2011, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require disclosure in the Notes to the Financial Statements.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITOR’S REPORT ON INFORMATION
ACCOMPANYING THE BASIC FINANCIAL STATEMENTS
To the Partners
800 Canal Street Limited Partnership
New Orleans, Louisiana
Our audit of the 2010 financial statements presented in the preceding section of this report was for the purpose of forming an opinion on such financial statements taken as a whole. The accompanying information shown on the following pages is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2010 basic financial statements taken as a whole.
/s/ Pailet, Meunier and LeBlanc L.L.P
Metairie, Louisiana
June 8, 2011

800 CANAL STREET LIMITED PARTNERSHIP
SUPPLEMENTAL INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

	2010	2009
ROOMS:
Payroll — front office	$87,742	$55,387
Payroll — reservations	25,591	7,518
Payroll — guest services	98,521	94,223
Payroll — night audit	32,989	29,473
Payroll — uniform staff	62,609	48,689
Payroll — room attendant	468,917	330,336
Payroll — housekeeping	76,658	114,892
Payroll — house attendant	85,301	72,303
Payroll — burden	177,149	153,601
Contract labor	54,026	34,152
Cleaning supplies	15,910	9,062
Commissions — T/A region	54,394	24,007
Commissions — group	122,215	134,606
By Request	4,307	4,571
Decorations	14,293	3,106
Employee meals	6,533	9,197
Entertainment — TV	13,507	13,800
Equipment rental	7,162	8,160
Complimentary services and gifts	9,896	8,851
Guest relocation	4,441	1,627
Guest supplies	97,927	55,582
Guest transportation	(32)	32
Laundry and cry cleaning	538,239	282,309
Laundry and dry cleaning uniforms	2,422	2,177
Licenses and permits	502	533
Linen	2,540	15,279
Printing & stationery	138	513
Reservation fees	134,685	81,799
Telephone	3,577	100
Operating supplies	25,506	29,524
Other	11,416	6,304

Total	$2,239,081	$1,631,713

800 CANAL STREET LIMITED PARTNERSHIP
SUPPLEMENTAL INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

	2010	2009
FOOD AND BEVERAGE:
Food cost	$169,827	$152,053
Beverage cost	81,270	72,656
Payroll — F&B office	133,202	51,956
Payroll — kitchen	96,202	171,630
Payroll — stewarding	48,999	43,531
Payroll — food server	44,065	40,894
Contract labor	5	—
Banquet contract labor	330	12,854
Audiovisual cost	55,506	51,793
China & glassware	158	4,915
Cleaning & supplies	18,311	14,169
Employee meals	4,701	7,000
Equipment rental	5,018	1,074
Operating supplies	11,205	3,671
Kitchen fuel	3,795	2,765
Laundry and dry cleaning — linen	41,026	28,421
Licenses & permits	5,379	5,086
Linen	1,056	479
Miscellaneous	5,051	1,141
Paper supplies	5,375	5,692
Plants & decorations	766	39
Printing & stationery	975	58
Complimentary services and gifts	6,777	164
Corporate Office Reimbursables	23,352	—
Uniforms	6,248	4,478
Utensils	592	4,045
Payroll — banquet	41,435	58,345
Payroll — burden	137,824	120,473
Payroll — room service	17,202	4,363
Payroll — bar	30,729	34,416

Total	$996,381	$898,161

800 CANAL STREET LIMITED PARTNERSHIP
SUPPLEMENTAL INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

	2010	2009
GENERAL & ADMINISTRATIVE:
Payroll — executive office	$322,333	$301,543
Payroll — accounting	85,778	97,361
Payroll — security	104,163	99,965
Uniforms	220	166
Employee benefits	165,838	139,483
Corporate office reimbursables	74,800	63,760
Human Resources	35,946	9,072
Professional fees	18,157	17,488
Computer/management information systems	85,603	68,452
Equipment rental	10,191	10,520
Travel	19,197	9,228
Postage & delivery	2,309	2,345
Credit & collections	2,856	2,139
Legal & audit	58,455	32,429
Cash overages & shortages	662	333
Dues & subscriptions	941	578
Loss & damage	(1,130)	—
Printing & stationery	1,234	1,061
Non-promotional & comp.	420	401
Bad debts	1,076	(4,757)
Licenses & permits	2,560	124
Credit card commissions	229,103	169,364
Telecommunications	890	3,278
Bank service fees	8,362	9,306
Miscellaneous	10,347	4,072
Protective services	6,437	5,459

Total	$1,246,748	$1,043,170

800 CANAL STREET LIMITED PARTNERSHIP
SUPPLEMENTAL INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

	2010	2009
REPAIRS & MAINTENANCE:
Payroll	$195,948	$199,744
Payroll — burden	77,574	63,601
Building repairs	21,068	18,874
Computer equipment	—	1,204
Engineering supplies	3,976	2,008
Electrical and mechanical	11,453	8,563
Elevators and escalators	23,716	22,211
Equipment rental	—	1,892
Grounds maintenance and landscaping	18,084	33,910
Licenses and permits	—	140
Light bulbs	8,561	7,391
Maintenance contracts	56,158	68,042
Painting and decorating	12,791	10,904
Plumbing	19,814	13,690
Refrigeration and HVAC	23,440	21,935
Supplies	14,041	7,244
Telecommunications	3,260	1,086
Miscellaneous	14,792	10,098

Total	$504,676	$492,537

UTILITIES:
Electricity	$336,906	$316,832
Gas	40,239	35,394
Water	81,645	53,991
Waste removal	21,129	21,228

Total	$479,919	$427,445

800 CANAL STREET LIMITED PARTNERSHIP
SUPPLEMENTAL INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

	2010	2009
MARKETING:
Media expenses	$779	$22,621
Advertising	84,983	36,257
Marketing fee	2,675	2,860
Payroll — sales	386,293	342,235
Contract services	30,521	41,553
Employee benefits	133,534	97,013
Travel	23,102	13,654
Postage	726	808
Dues & subscriptions	15,972	18,667
Franchise fees	456,932	306,873
Advertising assessments	—	613
Regional marketing association fees	132,670	80,667
Corporate Office Reimbursables	50,316	17,952
Gifts and giveaways	1,460	1,034
Printing and stationery	1,650	3,266
Entertainment	59,522	33,131
Telecommunications	—	522
Miscellaneous	2,888	2,586

Total	$1,384,023	$1,022,312

MANAGEMENT FEES:
Management fees	$370,737	$252,870

Total	$370,737	$252,870

PROPERTY TAXES AND INSURANCE:
Real estate taxes	$126,975	$112,380
Property insurance	460,277	609,404

Total	$587,252	$721,784

800 CANAL STREET LIMITED PARTNERSHIP
SUPPLEMENTAL INFORMATION
FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

	2010	2009
DEPRECIATION AND AMORTIZATION:
Depreciation	$1,171,614	$1,143,320
Amortization	87,948	100,645

Total	$1,259,562	$1,243,965

GROUND LEASE:
Lease — corner lot	$20,274	$19,721
Lease — Bilten	82,128	82,128
Lease payments	—	164,440
CSDC — garage rent	124,000	124,000
CSDC — garage reserve	24,000	24,000
CSDC — garage percentage rent	279,835	—
Parking Management Service — garage percentage rent	36,808	—
Mercier — garage rent	119,904	119,904
Fixed rent — CSDC	224,324	218,000
Percentage rent — CSDC	90,906	—
Air rights rent — CSDC	6,004	6,004

Total	$1,008,183	$758,197

OTHER EXPENSES:
Cost of sales — local	$2,908	$3,433
Cost of sales — long distance	6,452	6,076
Maintenance contracts	704	2,268
Payroll — communication	31,376	47,607
Employee benefits	14,141	14,982
Cost of goods — equipment rental	15,914	34,924
Garage management fees	24,066	22,326
Repairs and maintenance	18,226	31,543
Electricity	19,184	15,776
Contract services (PMS)	449,565	430,110
Other costs	876	—

Total	$583,412	$609,045

INTEREST AND LOAN COST EXPENSES:
Interest expense	$1,768,852	$1,718,241

Total	$1,768,852	$1,718,241